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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

                                                         STATE OF
          NAME OF SUBSIDIARY                           INCORPORATION                DB/A
          ------------------                           -------------                ----

AHP Alliance of Columbia                              South Carolina
AHP Delmarva, LLP                                     Maryland
AHP Finance, Inc.                                     Delaware
AHP Home Care Alliance of Gainesville                 Florida
AHP Home Care Alliance of Tennessee                   Tennessee
AHP Home Care Alliance of Virginia                    Virginia
AHP Home Medical Equipment Partnership of
Texas                                                 Texas
AHP Knoxville Partnership                             Tennessee
AHP, L.P.                                             Tennessee
AHP-MHR Home Care, LLP                                Nebraska
American HomePatient Arkansas Ventures, Inc.          Delaware
American HomePatient Delaware Ventures, Inc.          Delaware
Allegheny Respiratory Associates, Inc.                Pennsylvania
American HomePatient LP                               Delaware
American HomePatient of Arkansas, Inc.                Arkansas
American HomePatient of Illinois, Inc.                Illinois
American HomePatient of Nevada, Inc.                  Nevada
American HomePatient of New York, Inc.                New York
American HomePatient of Sanford, LLC                  North Carolina
American HomePatient of Texas, L.P.                   Texas
American HomePatient of Unifour, LLC                  North Carolina
American HomePatient Tennessee Ventures, Inc.         Delaware
American HomePatient Ventures II, Inc.                Delaware
American HomePatient Ventures, Inc.                   Tennessee
American HomePatient, East, Inc.                      Massachusetts
American HomePatient, Inc.                            Tennessee
Baptist Ventures AHP Homecare Alliance                Alabama
Blue Ridge Home Care                                  North Carolina
Coastal Home Care                                     South Carolina
Colorado Home Medical Equipment Alliance, LLC         Colorado
Designated Companies, Inc.                            New York                      CarePlan
HomeLink Home Health Care Services, Inc.              Arkansas
National I.V., Inc.                                   Arkansas
National Medical Systems, Inc.                        Arkansas
Neogenesis, Inc.                                      South Carolina
Northeast Pennsylvania Alliance, LLC                  Pennsylvania
Northwest Washington Alliance, LLC                    Washington
Outpatient Medical Network, Inc.                      Washington
Piedmont Medical Equipment                            South Carolina
Pro Med                                               South Carolina
ProCare Medical Supply Co., Inc.                      Missouri
Shared Care - West Branch, LLC                        Michigan
Sound Medical Equipment, Inc.                         Washington
The National Medical Rentals, Inc.                    Arkansas

                                   EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

                                                        STATE OF
          NAME OF SUBSIDIARY                          INCORPORATION                 D/B/A
          ------------------                          -------------                 -----
Total Home Care of East Alabama, LLC                  Alabama
Twin Tier Home Care                                   New York
Volunteer Medical Oxygen and Hospital Equipment
Company, Inc.                                         Tennessee
Washington Alliance, LLC                              Washington